UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2009
ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue
White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 641-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Not Applicable
(Former name or former address, if changed since last report)

Item 8.01 Other Events
     ITT Corporation Senior Notes Offering.
     On April 28, 2009, ITT Corporation (the “Company”) offered and sold $500 million aggregate principal amount of 4.900% senior notes due 2014 (the “2014 Notes”) and $500 million aggregate principal amount of 6.125% senior notes due 2019 (the “2019 Notes” and together with the 2014 Notes, the “Notes”). Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. were the joint book-running managers for the offering of the Notes.
     The public offering price of the Notes was 99.807% of the principal amount of the 2014 Notes and 99.860% of the principal amount of the 2019 Notes. The Company is expected to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $990,985,000, and intends to use such net proceeds for general corporate purposes, including the repayment of outstanding short term indebtedness. The short term indebtedness that the Company intends to repay with the net proceeds of the offering currently bears interest at a weighted average interest rate of approximately 2.0% per annum.
     The Notes were offered and sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated April 28, 2009 (incorporating the ITT Corporation Debt Securities Underwriting Agreement Standard Provisions) between the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, under the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-158833), filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2009. The Company has filed with the SEC a prospectus supplement, dated April 28, 2009, together with the accompanying prospectus, dated April 28, 2009, relating to the offer and sale of the Notes.
     The closing of the sale of the Notes occurred on May 1, 2009. The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of May 1, 2009 between the Company and Union Bank, N.A., as Trustee.
     The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the forms of the Notes. Each of the Underwriting Agreement, the form of the 2014 Note, the form of the 2019 Note and the Indenture is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
1.1	Underwriting Agreement dated April 28, 2009 (incorporating the ITT Corporation Debt Securities Underwriting Agreement Standard Provisions) between the Company and Citigroup Global Markets, Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

4.1	Form of the 2014 Note.

4.2	Form of the 2019 Note.

4.3	Indenture dated as of May 1, 2009, between the Company and Union Bank, N.A., as Trustee

5.1	Opinion of Simpson Thacher & Bartlett LLP

5.2	Opinion of Baker & Daniels LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
By:	/s/ Kathleen S. Stolar
Kathleen S. Stolar
Its:	Vice President, Secretary and Associate General Counsel

Date May 1, 2009

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